UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

INERGY, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	43-1918951
(State of incorporation or organization)	(IRS Employer Identification No.)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common units representing limited partner interests	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of common units representing limited partner interests in Inergy, L.P. (the “Registrant”) is set forth under the captions “Summary,” “Cash Distribution Policy,” “Description of the Common Units,” “Material Tax Considerations” and “Tax Consequences” in the prospectus filed the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on January 20, 2010, which prospectus constitutes a part of the Registrant’s Registration Statement on Form S-3, as amended (Registration No. 333-158066) (the “Form S-3 Registration Statement”), initially filed with the Securities and Exchange Commission on March 13, 2009. Such prospectus is incorporated herein by reference.

Item 2.	Exhibits.

No exhibits are file as part of this Registration Statement on Form 8-A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INERGY, L.P.

By:	INERGY GP, LLC,
its Managing General Partner

By:	/s/ LAURA L. OZENBERGER
Laura L. Ozenberger
Senior Vice President – General Counsel

Date: March 17, 2010